CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

   We have issued our report dated April 2, 1999 accompanying the financial statements of Van Kampen Merritt Insured Income Trust, Series 27 (Intermediate) and Series 28 as of January 31, 1999, and for the period then ended, contained in this Post-Effective Amendment No. 6 to Form S-6.

   We consent to the use of the aforementioned report in the Post- Effective Amendment and to the use of our name as it appears under the caption "Auditors".

                                                          Grant THORNTON LLP

Chicago, Illinois
May 24, 1999